Exhibit 8.1

                               [Brown & Wood LLP]


                                        September 23, 1996


Vanderbilt Mortgage and Finance, Inc.
4726 Airport Highway
Louisville, Tennessee  37777

Clayton Homes, Inc.
623 Market Street
Knoxville, Tennessee  37902

               Re:  Vanderbilt Mortgage and Finance, Inc.
                    Manufactured Housing Contract
                    Pass-Through Certificates
                    Registration Statement on Form S-3
                    -------------------------------------

Ladies and Gentlemen:


                                     134


     We have acted as special federal income tax counsel to Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation (the "Registrant"), in connection with the issuance and sale of its Manufactured Housing Contract Pass-Through Certificates that evidence interests in certain pools of manufactured housing installment sales contracts (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant and a trustee to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates.

This advice is summarized under the headings "Summary of Terms -- Federal Income Tax Considerations" and "Certain Federal Income Tax Consequences" in the form of prospectus and "Summary of Terms of the Offered Certificates -- Certain
Federal Income Tax Considerations" and "Certain Federal Income Tax Consequences" in the form of prospectus supplement, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Registrant) under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/ Brown & Wood LLP